Exhibit 99.1
news release
For Immediate Release
Employers Holdings, Inc. Reports Third Quarter 2018 Results

•	Net income of $47.6 million ($1.43 per diluted share), adjusted net income of $32.7 million ($0.98 per diluted share),

•	Gross premiums written of $189.2 million, up 6% year-over-year,

•	Net earned premiums of $192.9 million, up 3% year-over-year,

•	Underwriting income of $22.7 million, up 66% year-over-year,

•	Combined ratio of 88.2%, combined ratio before the impact of the LPT of 89.6%.

Reno, Nevada-October 24, 2018-Employers Holdings, Inc. (“EHI” or the “Company”) (NYSE:EIG) today reported the following for the third quarter of 2018: (i) net income of $47.6 million ($1.43 per diluted share); (ii) net income before the impact of the LPT of $45.0 million ($1.35 per diluted share); and (iii) adjusted net income of $32.7 million ($0.98 per diluted share).

The Company's adjusted net income for the third quarter of 2018 increased $11.1 million year-over-year. This increase primarily reflects: (i) strong underwriting results highlighted by a 62.8% current accident year loss ratio (62.5% excluding involuntary business) and $11.9 million of favorable prior year loss reserve development, and (ii) a reduction in our effective income tax rate from 24.2% to 18.4%, primarily reflecting the favorable impact of the December 2017 Tax Cuts and Job Act.

The Company's net income and net income before the impact of the LPT for the third quarter of 2018 increased by $25.7 million and $25.6 million, respectively, year-over-year. These third quarter 2018 net income measures were each favorably impacted by the items previously mentioned, as well as $11.2 million of after tax unrealized investment gains relating to the Company’s equity investments. Prior to January 1, 2018, the Company’s unrealized gains and losses on equity securities were not a component of its net income or net income before the impact of the LPT.

The Company’s book value per share of $30.22, book value per share including the Deferred Gain of $34.86 and adjusted book value per share of $35.55 increased by 6.0%, 4.0%, and 17.4% during the first nine months of 2018, respectively, each computed after taking into account dividends declared. The Company's book value per share and book value per share including the Deferred Gain at September 30, 2018 were each adversely impacted by $55.9 million of year-to-date after tax unrealized losses relating to the Company’s fixed maturity investments caused by an increase in market interest rates.

Chief Executive Officer Douglas Dirks commented on the results: “EMPLOYERS has performed well throughout the first nine months of 2018. We grew premiums by 5%, lowered our current accident year loss provision versus that of a year ago and recognized favorable development on our prior year loss reserves.

As a result of our nearly-completed buildout of our nationwide platform, an enhanced sales force and greater leveraging of our partnerships and alliances, we were able to increase our top line despite declining rates in nearly all of the markets in which we do business. Loss costs and frequency trends continue to be favorable, despite highly competitive market conditions.”

Summary of Third Quarter 2018 Operating Results
(All comparisons vs. third quarter 2017, unless noted otherwise).

Gross premiums written were $189.2 million, an increase of 6%. The increase was due primarily to new business writings, partially offset by rate declines on renewal business. Net earned premiums were $192.9 million, an increase of 3% year-over-year.

The loss and LAE ratio before the impact of the LPT of 56.6% decreased 6.9 percentage points reflecting observed favorable paid loss trends, including those resulting from our key business initiatives including: an emphasis on settling open claims; diversifying our risk exposure across geographic markets; and leveraging data-driven strategies to target, underwrite and price profitable classes of business across all of our markets. Favorable prior year loss reserve development contributed 6.0 percentage points of the decline.

The commission expense ratio of 12.9% increased 0.3 percentage points, primarily as a result of an increase in the percentage of business produced by our partnerships and alliances, which is subject to a higher commission rate, as well as an increase in projected 2018 agency incentive commissions.

The underwriting and other operating expense ratio of 20.0% increased 2.1 percentage points due largely to expenses associated with the development and implementation of new technologies and capabilities.

Net investment income of $20.2 million increased 9%, primarily as a result of higher pre-tax book yields.

Income tax expense was $10.7 million (an 18.4% effective rate) versus $7.0 million (a 24.2% effective rate). The decrease in the effective rate is due primarily to a reduction in the statutory Federal income tax rate from 35% to 21% as a result of the 2017 Tax Cuts and Job Act.

Stockholders’ Equity including the Deferred Gain, Fourth Quarter 2018 Dividend Declaration

Stockholders’ equity including the Deferred Gain was $1,143.3 million, an increase of 2.9% from June 30, 2018 and 5.5% from September 30, 2017.

On October 24, 2018, the Board of Directors declared a fourth quarter 2018 dividend of $0.20 per share. The dividend is payable on November 21, 2018 to stockholders of record as of November 7, 2018.

Conference Call and Webcast, Reports Filed with The Securities and Exchange Commission (the "SEC") and Supplemental Materials

The information in this press release should be read in conjunction with the Financial Supplement that is attached to this press release and is available on our website.

Reconciliation of Non-GAAP Financial Measures to GAAP

Within this earnings release we present various financial measures, some of which are a "non-GAAP financial measure" as defined in Regulation G pursuant to Section 401 of the Sarbanes - Oxley Act of 2002. A description of these non-GAAP financial measures, as well as a reconciliation of such non-GAAP measures to the Company's most directly comparable GAAP financial measures is included in the attached Financial Supplement. Management believes that these non-GAAP measures are meaningful to the Company's investors, analysts and other interested parties who benefit from having an objective and consistent basis for comparison with other companies within our industry. These non-GAAP measures are not a substitute for GAAP measures and investors should be careful when comparing the Company's non-GAAP financial measures to similarly titled measures used by other companies. Other companies may calculate these measures differently, and, therefore, these measures may not be comparable.

The Company will host a conference call on Thursday, October 25, 2018, at 8:30 a.m. Pacific Daylight Time. The conference call will be available via a live web cast on the Company's web site at www.employers.com. An archived version will be available several hours after the call. The conference call replay number is (404) 537-3406 or (855) 859-2056 with a pass code of 9958939.

The Company provides its filings with the Securities and Exchange Commission and its investor presentations on its website at www.employers.com.

Forward-Looking Statements

In this press release, the Company and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections of, among other things, the Company's future performance, business growth, retention rates, loss costs, claim trends and the impact of key business initiatives, future technologies and planned investments. Certain of these statements may constitute "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often identified by words such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "target," "project," "intend," "believe," "estimate," "predict," "potential," "pro forma," "seek," "likely," or "continue," or other comparable terminology and their negatives. EHI and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in EHI's future performance. Factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in EHI's public filings with the SEC, including the risks detailed in the Company's Quarterly Reports on Form 10-Q and the Company's Annual Reports on Form 10-K. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

The SEC filings for EHI can be accessed through the “Investors” link on the Company's website, www.employers.com, or through the SEC's EDGAR Database at www.sec.gov (EHI EDGAR CIK No. 0001379041).

Contact:

Media: Ty Vukelich, (775) 327-2677, tvukelich@employers.com.
Analysts: Mike Paquette, (775) 327-2562, mwoodard@employers.com.

Copyright © 2018 EMPLOYERS. All rights reserved. EMPLOYERS® and America's small business insurance specialist. ® are registered trademarks of Employers Insurance Company of Nevada. Employers Holdings, Inc. is a holding company with subsidiaries that are specialty providers of workers' compensation insurance and services focused on select, small businesses engaged in low to medium hazard industries. Insurance subsidiaries include Employers Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, and Employers Assurance Company, all rated A- (Excellent) by A.M. Best Company.
Additional information can be found at: http://www.employers.com.